UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2009

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9801 Highway 79, Building No. 1

Ladson, South Carolina 29456

 (Address of principal executive offices) (Zip Code)

(843) 574-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 7, 2009, Force Protection, Inc. (the “Company”) appointed Randy Hutcherson as its Executive Vice President, Global Sales and Business Development, a new position within the Company’s management structure.

In connection with Mr. Hutcherson’s appointment, the Company and Mr. Hutcherson entered into a Severance Agreement dated as of April 7, 2009 (the “Severance Agreement”).

The Severance Agreement provides that if Mr. Hutcherson’s employment is terminated by reason of a Non-Qualifying Termination (defined below), then Mr. Hutcherson shall be entitled to receive a lump-sum payment equal to his base salary accrued through the date of his termination; any accrued vacation; and any unpaid bonus accrued through the date of termination (except if terminated for cause by the Company).  A “Non-Qualifying Termination” means a termination of Mr. Hutcherson’s employment by the Company for cause, by Mr. Hutcherson for any reason other than good reason during certain periods, death and disability.

The Severance Agreement provides that in the event Mr. Hutcherson’s employment is terminated for reasons other than by reason of a Non-Qualifying Termination, then Mr. Hutcherson shall be entitled to receive a lump-sum cash amount equal to his base salary accrued through the date of termination; any accrued vacation;  the pro-rata portion of his bonus for that calendar year; a lump-sum cash payment equal to the sum of his base salary and the greatest of his target bonus target for the fiscal year and the average of the actual bonuses earned in the preceding two years; the ability to elect the payment of his COBRA premiums by the Company for a period of twelve months; and the acceleration of vesting or lapse of forfeiture for an additional twelve months of any outstanding equity awards, including all stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards then held by Mr. Hutcherson and such awards shall become immediately payable.

In the event that Mr. Hutcherson’s employment is terminated for reasons other than by reason of a Non-Qualifying Termination in connection with a change in control, then Mr. Hutcherson shall be entitled to receive a lump-sum cash amount equal to his base salary accrued through the date of termination; any accrued vacation;  the pro-rata portion of his bonus for that calendar year; a lump-sum cash payment amount equal to one and a half times the sum of Mr. Hutcherson’s annual base salary and the greatest of Mr. Hutcherson’s target bonus for that calendar year, the target bonus for the year in which the termination occurred and the average of the actual bonuses earned in the two preceding fiscal year in which a change of control occurs; the ability to elect the payment of his COBRA premiums by the Company for a period of eighteen months; the acceleration of vesting or lapse of forfeiture with respect to any outstanding equity awards then held by Mr. Hutcherson and such awards shall become immediately payable.

Mr. Hutcherson agreed to non-compete and non-solicit provisions during the term of his employment and for a twelve month period after the termination of his employment.  Mr. Hutcherson also agreed to keep all confidential information received during the course of his employment confidential.

The foregoing summary of the Severance Agreement is not complete and is qualified in its entirety by reference to the Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 7, 2009, the board of directors of the Company approved the form of indemnification agreement (“Indemnification Agreement”) to be entered into with each of the directors and executive officers of the Company. The Indemnification Agreement requires the Company, among other things, to indemnify each director and executive officer against expenses (including attorney fees), judgments, penalties, fines and amounts paid in any settlement in connection with any threatened, pending, or completed action, suit or proceeding, arising out of such individual’s status as a director or executive officer if such individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, such individual had no reasonable cause to believe his conduct was unlawful.  The Company has also agreed to advance expenses incurred by such individual in connection with any proceeding to which such individual may be entitled to indemnification from the Company.

The foregoing summary of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the Indemnification Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangement Of Certain Officers.

On April 6, 2009, the board of directors of the Company increased the size of its board from five to seven members. Upon the recommendation of its independent directors, the board appointed B. Herbert Ellis and Kenneth A. Merlau as members of the board of directors to fill the vacancies created by the increase in the size of the board.  The board of directors determined that both Mr. Ellis and Mr. Merlau are independent because each person had no material relationship with the Company that would interfere with his ability to exercise independent judgment to carry out his responsibilities as a director of the Company and otherwise met the independence standards of the Nasdaq Stock Market.  Mr. Ellis has been appointed to serve on the Compensation Committee and Nominating and Corporate Governance Committee of the board of directors. Mr. Merlau has been appointed to serve on Audit Committee and Nominating and Corporate Governance Committee.

Mr. Ellis, age 71, has over 20 years of experience in the U.S. Army and in business.  Mr. Ellis served as a Colonel, Field Artillery with Research and Development Specialty for the U.S. Army, from 1963 to 1984, including two combat tours of duty in Vietnam with both command and staff positions.  Since 2008, Mr. Ellis has served as the President and Chief Executive Officer of BHE, LLC, a consulting firm that supports manufacturing companies.  From 2000 to 2008, he served as the President and Chief Executive Officer of Charleston Marine Containers, Inc., a primary producer for modular containers for the U.S. Army, purchased via the U.S. Army Tank, Automotive and Armaments Command (“TACOM”) contracts.  From 1993 to 2000, he served as the President and Chief Executive Officer of Barnes & Reinecke, Inc., a major automotive and weapons systems technical support contractor for the TACOM program, and from 1984 to 1993, acted as the Vice President and General Manager, Electro-Optical Division of Contraves, USA.  Mr. Ellis holds a B.S. in engineering from the United States Military Academy, a M.S., Nuclear Physics from the University of Alabama, and attended the Industrial College of the Armed Forces and the U.S. Army Command and General Staff College.

Mr. Merlau, age 63, has extensive experience as an executive, operator, and consultant in a wide range of businesses.  Presently, Mr. Merlau serves as the chairman and principal stockholder of Design House, Inc., a distributor of home building materials.  Most recently, Mr. Merlau acted as the chairman and majority shareholder of QuickSet International, Inc., a company focused on ruggedized surveillance and sensor products for the military and Homeland Security markets.  Since June 1993, Mr. Merlau has served as Chairman of Clipper Development Company, a business advisory service for owned and invested companies and a strategic and operations consultant to emerging private companies. Mr. Merlau has extensive acquisition and integration experience.  From 1980 through 2000, Mr. Merlau has been associated with numerous businesses as owner or board member, including Tamms Industries, Inc., Transo Envelopes LLC, the Isacic Group and the Peltz Group, Inc.  From 1998 through May 1999, Mr. Merlau was a director of Metal Management, Inc.  From 1970 through 1980, he served as a management consultant for Touche Ross & Co. (now Deloitte & Touche), where he was elected a partner in 1977. Currently, Mr. Merlau is a member of the board of Northside Community Bank and Christ the King Jesuit College Preparatory High School. Mr. Merlau holds a BS degree from Purdue University and an MBA from the University of Chicago.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Severance Agreement dated April 7, 2009 by and between Force Protection, Inc. and Randy Hutcherson

10.2	Form of the Force Protection, Inc. Indemnification Agreement for its directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: April 10, 2009
/s/ Lenna Ruth Macdonald
(Signature)

Name: Lenna Ruth Macdonald
Title: Chief Strategy Officer, General Counsel and Corporate Secretary